Exhibit 99.1

Missy Keney, Investor Relations
701.280.5120 (Office) :: 218.791.6818 (Cell)
missy.keney@alerus.com
investors.alerus.com

FOR IMMEDIATE RELEASE

ALERUS FINANCIAL CORPORATION DECLARES

CASH DIVIDEND ON COMMON SHARES

GRAND FORKS, N.D.  (November 14, 2019) – Alerus Financial Corporation (NASDAQ: ALRS) announced that on November 11, 2019, its board of directors declared a regular quarterly cash dividend of $0.15 per common share, a 7.1 percent increase over the dividend paid a year ago.  The dividend is payable on January 10, 2020, to shareholders of record as of close of business on December 20, 2019.

About Alerus Financial Corporation

Alerus Financial Corporation, through its subsidiary Alerus Financial, N.A., offers business and consumer banking products and services, residential mortgage financing, employer-sponsored retirement plan and benefit administration, and wealth management including trust, brokerage, insurance, and asset management. Alerus Financial banking and wealth management offices are located in Grand Forks and Fargo, N.D., the Minneapolis-St. Paul, Minn. metropolitan area, and Scottsdale and Mesa, Ariz. Alerus Retirement and Benefits plan administration offices are located in St. Paul and Albert Lea, Minn., East Lansing and Troy, Mich., and Bedford, N.H.

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